REVISED EXHIBIT A

To the Distribution Plan of the Allianz Variable Insurance Products Trust (formerly USAllianz Variable Insurance Products Trust)

Funds of the VIP Trust

AZL Allianz AGIC Opportunity Fund
AZL BlackRock Capital Appreciation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund (Class 2)
AZL Davis NY Venture Fund (Class 2)
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Enhanced Bond Index Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL International Index Fund
AZL Invesco International Equity Fund
AZL JPMorgan U.S. Equity Fund (Class 2)
AZL MFS Investors Trust Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Morgan Stanley International Equity Fund
AZL Morgan Stanley Mid Cap Growth Fund
AZL NFJ International Value Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund (Class 2)
AZL Schroder Emerging Markets Equity Fund (Class 2)
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Growth and Income Fund

Fees:
0.25% per annum of average daily net assets.

Updated:  11/3/2010